Exhibit 99.1

Corporate Headquarters
40W267 Keslinger Road
PO Box 393
For Details Contact:		LaFox, IL 60147-0393
Ed Richardson	David J. DeNeve	USA
Chairman and Chief Executive Officer	Senior Vice President and	Phone: (630) 208-2200
Richardson Electronics, Ltd.	Chief Financial Officer	Fax: (630) 208-2550
Phone: (630) 208-2340	Richardson Electronics, Ltd.
E-mail: info@rell.com

Richardson Engages Ernst & Young LLP as Independent Auditors

LaFox, IL, Wednesday, September 14, 2005: Richardson Electronics, Ltd. (NASDAQ: RELL) today announced that its Audit Committee of the Board of Directors engaged Ernst & Young LLP (“E&Y) as its independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending June 3, 2006.

The change in auditors was not the result of any disagreement between the Company and its former auditors, KPMG LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

About Richardson Electronics

Richardson Electronics, Ltd. is a global provider of “engineered solutions,” serving the RF and wireless communications, industrial power conversion, security and display systems markets. The Company delivers engineered solutions for its customers’ needs through product manufacturing, systems integration, prototype design and manufacture, testing and logistics. Press announcements and other information about Richardson are available on the World Wide Web at http://www.rell.com/investor.asp.